Exhibit 5




                                         December 18, 1996


Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C.  20549

     Re:  Aeroflex Incorporated
          Registration Statement on Form S-3

Gentlemen:

     Reference is made to the filing by Aeroflex Incorporated (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 214,495 shares of Common Stock of the Company, par value $.10 per share (the "Common Stock") obtainable upon the exercise of Common Stock Purchase Warrants (the "Warrants").

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its Common Stock certificate and Warrants and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.


     2. The shares of Common Stock subject to the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Warrants and the related Warrant Certificates, as more fully described in the Registration Statement, will be legally issued, fully paid and non-assessable.


     We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           /s/Blau, Kramer, Wactlar &
                                                  Lieberman, P.C.
                                           BLAU, KRAMER, WACTLAR
                                              & LIEBERMAN, P.C.

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